Exhibit 23(h)(ii) under Form N-1A
                                         Exhibit 10 under Item 601/Reg. S-K



                                 EXHIBIT A
                                    To
      The MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES
                                  between
           UNIFIED FUND SERVICES, INC. AND THE HUNTINGTON FUNDS

                           Dated March 12, 2002
                       Amended as of March 27, 2003



      NAME

Dividend Capture Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
Fixed Income Securities Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
Florida Tax-Free Money Fund
   Investment A Shares
   Trust Shares
Growth Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
Income Equity Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
Intermediate Government Income Fund
   Investment A Shares
   Investment B Shares*
   Trust Shares
International Equity Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
Michigan Tax-Free Fund
   Investment A Shares
   Investment B Shares*
   Trust Shares
Mid Corp America Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
Money Market Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
   Interfund Shares

Mortgage Securities Fund
   Investment A Shares
   Investment B Shares*
   Trust Shares
New Economy Fund
   Investment A Shares
   Trust Shares
Ohio Municipal Money Market Fund
   Investment A Shares
   Trust Shares
Ohio Tax-Free Fund
   Investment A Shares
   Investment B Shares*
   Trust Shares
Rotating Index Fund
(to be renamed Rotating Markets Fund - 4/30/2003)
   Investment A Shares
   Trust Shares
Short/Intermediate Fixed Income Securities Fund
   Investment A Shares*
   Investment B Shares*
   Trust Shares
Situs Small Cap Fund
   Investment A Shares
   Investment B Shares
   Trust Shares
U.S. Treasury Money Market Fund
   Investment A Shares
   Trust Shares






*  Classes effective and added as of April 30, 2003.

                                 EXHIBIT B
                                    to
                      Mutual Fund Services Agreement

              General Description of Transfer Agency Services


The following is a general description of the transfer agency services Unified shall provide to a mutual fund.

Systems:  Utilizing  PowerAgent by Envision Financial  Systems,  Windows NT
Servers  and  Microsoft  SQL   Databases,   we  offer  a  robust  yet  open
architecture for shareholder data.

Interactive Voice Response: Provides funds with the opportunity to offer their shareholders 24 hour, 7 day a week access to their account information, accessing the system either via telephone or computer.

Shareholder Services: Shareholder telephone calls can be answered by Unified's shareholder services department through 800 numbers that are unique to each fund family. Phone volumes and response times are continually monitored for quality assurance.

Shareholder Recordkeeping: Maintains complete shareholder records for each fund including the following: (i) name, address and tax identification number; (ii) number of shares held; (iii) historical information including dividends paid and individual purchases and redemptions; and (iv) any systematic purchase or redemption instructions and correspondence relating to the current maintenance of the account.

Purchase and Redemption Orders: Unified will process all purchase and redemption orders of a fund's shareholders in accordance with the fund's current prospectus. Confirmation statements are produced for each transaction and promptly mailed to shareholders. Daily transaction reports and share proofs are made available to all necessary parties via electronic medium.

Telephone Orders: Process redemption, exchange and transfer requests upon telephone instructions from qualified shareholders. Unified will redeem and/or transfer fund shares from any account for which such services have been properly authorized.

Shareholder Communications and Meetings: Mail all necessary communications by a fund to its shareholders. For proxies, Unified will handle mailing of proxy materials, tabulation of proxy cards, and provide periodic reports to the fund on the progress of the tabulation.

Shareholder Correspondence: Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

Asset Allocation Program Support: Provide rebalancing, asset allocation models and performance measurement as an optional and additional transfer agency service, for certain types of asset allocation and/or wrap programs.



                                 EXHIBIT C
                                    to
                      Mutual Fund Services Agreement

                       TRANSFER AGENCY FEE SCHEDULE


      The prices contained herein are effective for twelve months from the execution date of the Transfer Agency contract.

I Conversion Fee:  Manual  conversion/new  fund  establishment - fee not to exceed $1,500 per portfolio. Electronic conversions - $1.50 per shareholder account with a $4,000 minimum fee.

II  Standard Base Fee for Standard Base Services

   The Base Fee1 is $18.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $12,000 per portfolio and/or share class. (The minimum is reduced to $6,000 per year per portfolio for Variable Annuity
   Funds). An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis.

      1The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

   Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

   In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

III  Standard Services Provided

   -Open new accounts
   -Maintain Shareholder accounts
      Including:
      -Maintain certificate records
      -Change addresses
      -Prepare daily reports on number of Shares, accounts
      -Prepare Shareholder federal tax information
      -Withhold taxes on U.S. resident and non-resident alien accounts -Reply to Shareholder calls and correspondence other than that for
   Fund information
        and related inquiries
   -Process purchase of Shares
   -Issue/Cancel  certificates  (Excessive use may be subject to additional charges)
   -Process partial and complete redemptions
   -Process regular and legal transfer of accounts
   -Mail semi-annual and annual reports
   -Process dividends and distributions
   -Prepare Shareholder meeting lists
   -Process one proxy per year per fund. Tabulation is limited to three. -Receive and tabulate proxies
   -Confirm   all   transactions   as   provided   by  the  terms  of  each
   Shareholder's account
   -Provide a system which will enable Fund to monitor the total number of Shares sold in each state.
     System has capability to halt sales and warn of potential oversell. (Blue Sky Reports)
   -Determine/Identify lost Shareholder accounts

IV  Standard Reports Available


   -12b-1 Disbursement Report
   -12b-1 Disbursement Summary
   -Dealer Commission Report
   -Dealer Commission Summary Report
   -Exchange Activity Report
   -Fees Paid Summary Report
   -Fund Accrual Details
   -Holdings by Account Type
   -Posting Details
   -Posting Summary
   -Settlement Summary
   -Tax Register
   -Transactions Journal

Unified Fund Services, Inc.         3/12/02           Huntington Funds - 7


V  NSCC Interfaces

   -Fund/Serv and/or Networking set-up         $1,000
   -Fund/Serv processing                       $500 per month
   -Networking processing                      $500 per month
       -Fund/Serv transactions                 $0.35 per trade
       -Direct Networking expenses
              Per item                         $0.025 Monthly dividend fund
              Per item                         $0.015 Non-monthly  dividend
fund

VI  Additional Fees for Services Outside the Standard Base

   -Interactive Voice Response System Set-up   Pass through
   -Archiving of old records/storage of aged records         Pass through
   -Off-line Shareholder research              $25/hour      (Billed     to
customer account)
   -Check copies                               $3/each  (Billed to customer
account)
   -Statement copies                           $5/each  (Billed to customer
account)
   -Mutual Fund fulfillment/prospect file maintenance        $1.00/item
   -Shareholder communications charges (Faxes) Pass through
   -Leased line/equipment on TA's computer system            Pass through
   -Dial-up access to TA's computer system     Pass through
   -Labels                                     $.05 ea/$100 minimum
   -AD-HOC REPORTWRITER Report Generation      $50.00 per report
   -Bank Reconciliation Service                $50.00 monthly maintenance
fee per bank account                           $1.50 per bank item
   -Systems Programming Labor Charges:
   Programmers or Consultants                  $125.00/hour
   Officers                                    $150.00/hour
   -Additional Proxy Processing:
   Each processing                             $225.00   fixed  charge  per
   processing
   Preparation and Tabulation                  $0.145/proxy issued
                                               (includes   3   tabulations,
   sixteen propositions)
   Each Extra Tabulation                       $25.00   fixed   charge  per
processing
                                               $0.02 per proxy tabulated

VII  Internet Services

-Set up fee to link standard "My Account" system      No charge
     to existing website.  Includes adding fund logo.
-Ability for shareholders to view account balances,   $50 per  Portfolio or
Share Class per month, minimum
     transaction history, tax information ("My Account" system)   fee
$1,000 per month
-Ability for shareholders to place transactions: purchases, $10 per Portfolio or Share Class per month, minimum redemptions and exchanges (must also use  fee $250.00 per month
     "My Account" view features)
-Electronic Statements set-up fee              Fees range from $1,500 to
            $5,000
                                               depending on the statement
            layout
-Electronic statement creation, delivery and tracking $0.25 per statement
-Electronic delivery and tracking of financial statements and     $500.00
            per instance, plus $0.25 per electronic delivery
     prospectuses to existing shareholders
-Fund customized "My Account" system           $250 per month
            Administrative Fee in addition to
                                               "My Account" system fees
-Institutional/Broker-Dealer "My Account" system      Standard "My
                                               Account" system fees plus
                                               $200 per month.  This fee
                                               includes processing and
                                               setup of all login ID's.
-Performance and NAV Plug-Ins                  $25 per month. Site must be
                                               hosted by Unified.
      -Basic Web Hosting                       $17.50   per  month   billed
                                               quarterly  for 10  megabytes
                                               of storage  and 2  gigabytes
                                               of transfer.
-Web Site Compliance Staging                   Fees starting at $25.00 per
                                               month, plus $10 per staging
                                               incident (This does not
                                               include any charges from
                                               the Fund Administrator for
                                               reviewing the site.  Those
                                               charges are billed directly
                                               by the Administrating B/D).
-Customized programming                        Billed at $150.00 per hour